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                                                                    EXHIBIT 99.1

                                 DUCK HILL BANK

            The undersigned hereby constitutes and appoints Norman L. Ezell or Betty Bowen, or either of them, as proxies, each with full power of substitution, to vote the number of shares of common stock of Duck Hill Bank ("DHB") which the undersigned would be entitled to vote if personally present at the Special Meeting of DHB Shareholders to be held at DHB, 101 South State Street, Duck Hill, Mississippi at 4:00 p.m., local time, Wednesday, July 29, 1998, and at any adjournment or postponement thereof (the "Special Meeting") upon the proposals described in the Proxy Statement/Prospectus and the Notice of Special Meeting of Shareholders, both dated June _____, 1998, the receipt of which is acknowledged in the manner specified below.

1. MERGER. To consider and vote upon a proposal to approve an Agreement and Agreement to Merge, dated as of November 6, 1997 (the "Agreement"), by and between DHB, Union Planters Corporation, a Tennessee corporation ("UPC"), and Union Planters Holding Corporation, a wholly-owned subsidiary of UPC ("UPHC"), and Union Planters Bank, National Association, a national banking association and wholly-owned subsidiary of UPHC ("UPB"), and the related Agreement to Merge (the "Agreement to Merge"), by and between DHB, UPC, UPHC and UPB, pursuant to which (i) DHB will merge (the "Merger") with and into UPB, with the effect that UPB shall be the corporation surviving from the Merger, and (ii) each share of the $50.00 par value common stock of DHB ("DHB Common Stock") issued and outstanding at the effective time of the Merger will be converted into 10.6008 shares of the $5.00 par value common stock of UPC, and the associated "Preferred Share Rights" (as hereinafter defined), subject to possible adjustment, and cash in lieu of any fractional share, all as more fully described in the accompanying Proxy Statement/Prospectus.

             FOR    [ ]       AGAINST    [ ]     ABSTAIN    [ ]

   2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Special Meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 ABOVE.

Please sign exactly as name appears below. When shares are held jointly, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                              DATED: ____________________, 1998


                              -------------------------------------------
                              Signature

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                              Signature if held jointly

              THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF
                                 DUCK HILL BANK
                    AND MAY BE REVOKED PRIOR TO ITS EXERCISE.